Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in Registration Statement Nos. 333-122289, 333-119547, 333-117121, 333-115082, 333-112465, 333-114162, 333-112272, 333-110003, 333-109387, 333-107729, 333-106748, 333-104267, 333-102610, 333-101782, 333-100272, 333-98575, 333-91788, 333-85930, 333-85352, 333-76034, 333-76266, 333-57676, 333-89761 and 333-67317 of Investors Real Estate Trust on Form S-3 of our reports dated April 29, 2005, appearing in this Current Report on Form 8-K/A of Investors Real Estate Trust filed May 11, 2005.

/s/ Brady, Martz and Associates, P.C.
Brady, Martz and Associates, P.C.
Minot, North Dakota
May 10, 2005